Exhibit 23.1

              As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in this Registration Statement.


                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                Arthur Andersen LLP

Washington, D.C.,
August 7, 1997